Exhibit 1.1

Truist Financial Corporation

(a North Carolina corporation)

Medium-Term Notes, Series I (Senior)

Medium-Term Notes, Series J (Subordinated)

DISTRIBUTION AGREEMENT

January 19, 2024

Truist Securities, Inc.

3333 Peachtree Road, 11th Floor

Atlanta, Georgia 30326

AND EACH OF THE OTHER AGENTS LISTED

ON SCHEDULE A HERETO

Ladies and Gentlemen:

Truist Financial Corporation, a North Carolina corporation (the “Company”), confirms its agreement (this “Agreement”) with you (you and each other person appointed as an agent from time to time pursuant to Section 16 of this Agreement being hereinafter referred to as an “Agent”) with respect to the issue and sale by the Company of Medium-Term Notes, Series I (Senior) (the “Senior Notes”) and Medium-Term Notes, Series J (Subordinated) (the “Subordinated Notes” and, together with the Senior Notes, the “Securities”) due nine (9) months or more from date of issue. The Senior Notes are to be issued pursuant to an Indenture, dated as of May 24, 1996, as amended by a First Supplemental Indenture, dated as of May 4, 2009, and a Second Supplemental Indenture to Senior Indenture, dated as of June 6, 2022 (as so amended and as the same may be supplemented or amended from time to time, the “Senior Note Indenture”), between the Company and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association and successor to the corporate trust business of State Street Bank and Trust Company), as trustee (the “Senior Note Trustee”), and an Officers’ Certificate establishing the terms of the Securities and any applicable Authentication Certificate supplemental to the Officers’ Certificate. The Subordinated Notes are to be issued pursuant to an Indenture, dated as of May 24, 1996, as amended by a First Supplemental Indenture, dated as of December 23, 2003, a Second Supplemental Indenture, dated as of September 24, 2004, a Third Supplemental Indenture, dated as of May 4, 2009, and a Fourth Supplemental Indenture, dated as of July 28, 2022 (as so amended and as the same may be supplemented or amended from time to time, the “Subordinated Note Indenture”), between the Company and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association, a national banking association and successor to the corporate trust business of State Street Bank and Trust Company), as trustee (the “Subordinated Note Trustee”), and an Officers’ Certificate establishing the terms of the Securities and any applicable Authentication Certificate supplemental to the Officers’ Certificate. The Senior Note Indenture and the Subordinated Note Indenture are together referred to herein as the “Indentures.” It is understood that the Company may from time to time authorize the issuance of additional Securities and that such additional Securities may be sold through or to the Agents pursuant to the terms of this Agreement, as though the issuance of such Securities were authorized as of the date hereof. This Agreement replaces and supersedes the Distribution Agreement, dated as of June 30, 2017, between the Company and the Agents (as such term is defined therein).

Subject to the terms and conditions stated herein, the Company hereby (i) appoints you as an agent of the Company for the purpose of soliciting purchases of the Securities from the Company by others and (ii) agrees that whenever the Company determines to sell Securities directly to you as principal for resale to others, it will enter into a terms agreement (which shall be substantially in the form of Exhibit A hereto and which may take the form of an oral agreement confirmed in writing or any exchange of any standard form of written telecommunication between you and the Company), a syndicated terms agreement (which shall be substantially in the form of Exhibit B hereto) or other separate agreement to which you and the Company shall otherwise agree, relating to such sale in accordance with the provisions of Section 2(b) hereof (any such terms agreement, syndicated terms agreement or other separate agreement to which you and the Company shall otherwise agree shall hereinafter be referred to as a “Terms Agreement”).

SECTION 1. Representations and Warranties.

(a) The Company represents and warrants to you as of the date hereof, as of the Closing Time (as defined below) and each Settlement Date (as defined below) hereinafter referred to, and as of the times referred to in Sections 6(a) and 6(b) hereof (in each case, the “Representation Date”), as follows:

(i) An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”)) on Form S-3 in respect of the Securities (File No. 333-2766000) (A) has been prepared by the Company in conformity with the requirements of the 1933 Act, and the rules and regulations (the “1933 Act Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (B) has been filed with the Commission under the 1933 Act not earlier than the date that is three years prior to the Closing Time and (C) upon its filing with the Commission, automatically became and is effective under the 1933 Act. Copies of such registration statement and any amendment thereto (excluding exhibits to such registration statement and all documents that have been filed with the Commission pursuant to EDGAR (as defined below) and incorporated by reference in each prospectus contained therein) have been delivered or made available by the Company to the Agents; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission.

Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the 1933 Act, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B(f) of the 1933 Act Regulations is referred to as the “Rule 430B Information.”

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No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents; no order preventing or suspending the use of the Prospectus (as defined below) or any Issuer Free Writing Prospectus (as defined below) has been issued by the Commission; and the Company meets the requirements for use of Form S-3 and has not been notified by the Commission of any objection to the use of the automatic shelf registration statement on Form S-3.

The Company is a “well-known seasoned issuer” (as defined in Rule 405 of the 1933 Act Regulations) and has not been, and continues not to be, an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations), in each case, at all times relevant under the 1933 Act in connection with the offering of the Securities. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act objecting to the use of the automatic shelf registration statement and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement.

For purposes of this Agreement, the following terms have the specified meanings:

The term “Applicable Time” means the time and date set forth in the Terms Agreement relating to an issue of Securities or, when not otherwise agreed to between the Company and the applicable Agent or Agents, the time and date when an Agent first conveys to purchasers the pricing terms of an issue of Securities set forth in the applicable Pricing Supplement (or a Term Sheet (as defined in Section 3(d)), if any, prepared prior to the Pricing Supplement), for such issue of Securities.

The term “Basic Prospectus” means the base prospectus relating to the Securities included in the Registration Statement at the time it became effective.

The term “Prospectus” means the prospectus relating to the Securities, including the Basic Prospectus and the prospectus supplement relating to the Securities heretofore filed with the Commission (the “Prospectus Supplement”) and any pricing supplement related to any issue of Securities (the “Pricing Supplement”), in the form first furnished to the Agents for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.

As used herein, the terms “Registration Statement,” “Basic Prospectus,” and “Prospectus” shall include, in each case, the material, if any, incorporated by reference therein as of its effective time, in the case of the Registration Statement and the Basic Prospectus, and as of the date of such prospectus, in the case of any Prospectus. Any reference to any amendment or supplement to the Basic Prospectus or Prospectus shall be deemed to refer to and include any document incorporated by reference after the date of such Basic Prospectus or any Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any document incorporated by reference after the effective time of such Registration Statement.

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The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act (“Rule 433”), prepared in connection with an issue of Securities, including a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission.

The term “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by it being specified in a schedule to the Terms Agreement (for offerings pursuant to Section 2(b)), including, without limitation, any Term Sheet (as defined in Section 3(d) hereof), or as otherwise identified by the parties hereto.

The term “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references herein to the Registration Statement or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package (as defined below) and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder, and when read together and with the other information in the Registration Statement, the General Disclosure Package and the Prospectus, (A) at the time the Registration Statement became effective, (B) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Securities and (C) as of the Closing Time and the Settlement Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; provided, however, that the foregoing shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein.

(iii) At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to an Agent pursuant to Rule 430B(f)(2) under the 1933 Act and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”)

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and the rules and regulations thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Time and at each Settlement Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus complied when filed with the Commission in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Agents for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act; and, with respect to any issue of Securities, as of the Applicable Time for such issue of Securities, neither (x) the Basic Prospectus, the Prospectus Supplement, the applicable Pricing Supplement (if no Term Sheet has been prepared for such issue of Securities) and the Issuer General Use Free Writing Prospectus(es), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of any such issue of Securities or until any earlier date that the Company notified or notifies the Agents, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified; provided, however, that the representations and warranties in this Section 1(a)(iii) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use therein or to that part of the Registration Statement constituting the Statement of Eligibility under the 1939 Act (Form T-1) of any trustee.

(iv) The Company and, to the best of its knowledge, its officers and directors are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

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(v) PricewaterhouseCoopers LLP (or another nationally recognized firm of independent public accountants), who audited and reviewed the financial statements and the Company’s internal controls included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(vi) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of the 1933 Act and present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as otherwise disclosed therein.

(vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no Material Adverse Effect (as defined below), (B) there has been no material decrease in the capital stock or any material increase in the long-term debt to third parties of the Company or any of its Significant Subsidiaries, and (C) there have been no material transactions entered into by the Company or any of its Significant Subsidiaries other than those in the ordinary course of business. “Material Adverse Effect” shall mean a material adverse change, whether or not arising in the ordinary course of business, in the condition, financial or otherwise, or in the earnings, income, affairs or business prospects of the Company and its subsidiaries considered as one enterprise. “Significant Subsidiary” shall have the meaning given such term in Rule 1-02 of Regulation S-K under the 1933 Act.

(viii) The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, (B) is duly registered as a bank holding company and has duly elected to be a financial holding company under the Bank Holding Company Act of 1956, as amended, and (C) has corporate power and authority to (i) own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) execute, deliver and perform this Agreement, the Securities, the Indentures and each applicable Terms Agreement, if any, and consummate any transactions herein and therein contemplated. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

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(ix) Truist Bank, the Company’s principal banking subsidiary (the “Principal Banking Subsidiary”), has been duly incorporated and is validly existing as a state-chartered commercial bank in good standing under the laws of the State of North Carolina and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; all of the issued and outstanding capital stock of the Principal Banking Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and 100% of the capital stock of the Principal Banking Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity. The Principal Banking Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(x) The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus as of the date or dates specified therein, and the shares of issued and outstanding capital stock set forth therein have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the descriptions thereof contained in the General Disclosure Package and Prospectus.

(xi) (A) Neither the Company nor any of its Significant Subsidiaries is in violation of its organizational documents and (B) neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument (or similar documents) to which it is a party or by which it or any of them or their properties or assets may be bound, except in the case of this clause (B) for such violations or defaults that would not result in a Material Adverse Effect; and the execution and delivery of this Agreement, the Securities, the Indentures and each applicable Terms Agreement, if any, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument (or similar documents) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such breach or default would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws (or similar document) of the Company or any of its Significant Subsidiaries or any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, license or order of or filing or

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registration with, any court or governmental authority or agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act or the 1933 Act Regulations, all of which have been obtained, or such as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Securities by the Agents.

(xii) The Company is not, and after giving effect to the issuance of the offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”), or controlled by an entity required to be registered under the 1940 Act as an “investment company.”

(xiii) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to own, possess or maintain such governmental licenses, permits, consents, orders, approvals and other authorizations would not, individually or in the aggregate, result in a Material Adverse Effect.

(xiv) The Company and its subsidiaries own or possess all material trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names that, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, result in a Material Adverse Effect.

(xv) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which may reasonably be expected to result in a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the properties or assets thereof or which may reasonably be expected to materially and adversely affect the consummation of this Agreement and the consummation of the transactions contemplated hereby; and there are no material contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(xvi) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

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(xvii) The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the applicable Indenture against payment of the consideration therefor specified herein, the Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The Securities will be substantially in a form previously certified to the Agents and contemplated by the applicable Indenture; and each holder of Securities will be entitled to the benefits of the applicable Indenture. The Securities and the Indentures conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii) Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company.

(xix) The Indentures have been duly qualified under the 1939 Act and have been duly authorized, executed and delivered by the Company and are the legal, valid and binding agreements of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xx) Except as specifically disclosed in the General Disclosure Package and the Prospectus, to the best knowledge of the Company, the operations of the Company and its subsidiaries are currently in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and any instances of non-compliance have been resolved with the applicable governmental agency and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, is threatened.

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(xxi) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act of 2010; or (D) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except where any of the activities set forth in clauses (A), (B), (C) and (D) would not have a Material Adverse Effect; and the Company has instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to ensure compliance with the laws set forth in clause (C).

(xxii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f)) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(xxiii) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxiv) The Company maintains disclosure controls and procedures (as such term is defined in Rules 13a-15e and 15d-15e under the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(xxv) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”) of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or economic or trade sanctions imposed by the European Commission or administered by the UK Office of Financial Sanctions Implementation; and the Company will not directly or indirectly use the proceeds

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of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC or economic or trade sanctions imposed by the European Commission or administered by the UK Office of Financial Sanctions Implementation.

(xxvi) The Company has not agreed to pay, and the Company does not know of any outstanding material claims in the nature of, a finder’s fee, financial advisory fee, origination fee or similar fee to be paid by them with respect to the transactions contemplated hereby except as contemplated by this Agreement.

(xxvii) Each of this Agreement, the Securities, the Indentures and each applicable Terms Agreement, if any, that are described in the General Disclosure Package and the Prospectus will conform in all material respects to the respective statements relating thereto in the General Disclosure Package and the Prospectus.

(xxviii) Neither the Company nor any of its Affiliates has taken, or will take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the 1934 Act.

(xxix) (A) Except as specifically disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any material security breach or other compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and internal policies relating to the privacy and security of IT Systems and Data and to the reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

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(b) Any certificate signed by any officer of the Company and delivered to you or to your counsel in connection with an offering of Securities, or the sale of Securities to you as principal pursuant to any applicable Terms Agreement, contemplated by this Agreement shall be deemed a representation and warranty by the Company to you as to the matters covered thereby on the date of such certificate and at each Representation Date relating to such offering or sale.

SECTION 2. Solicitations as Agent; Purchases as Principal.

(a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to use your reasonable efforts, as agent for the Company, to solicit offers to purchase the Securities upon the terms and conditions set forth in the General Disclosure Package and the Prospectus. You are not authorized to appoint sub-agents with respect to Securities sold through you as agent. All securities sold through you as agent will be sold at 100% of their principal amount, unless otherwise agreed upon by you and the Company.

The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Securities commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, you will forthwith suspend solicitation of purchases from the Company until advised by the Company that such solicitation may be resumed.

The Company agrees to pay you a commission equal to a specified percentage, as agreed between the Company and you, of the principal amount (or, in the case of original issue discount securities, the principal amount payable at the stated maturity thereof) of each Security sold by the Company, as a result of a solicitation made or offer to purchase received by you, as agent for the Company.

You, in your capacity as agent for the Company, are authorized to solicit orders for the Securities with terms specified to you from time to time by the Company. You shall communicate to the Company, orally or in writing, each offer to purchase Securities received by you as agent that in your judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. You shall have the right to reject any offer to purchase the Securities received by you in whole or in part, and any such rejection shall not be deemed a breach of your agreement contained herein.

(b) Purchases as Principal. Each sale of Securities to you as principal shall be made in accordance with the terms of this Agreement and (unless the Company and you shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase and reoffering thereof by, you. Your commitment to purchase Securities pursuant to any applicable Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company contained herein and in any applicable Terms Agreement and shall be subject to the terms and conditions set forth herein and in any such Terms Agreement; provided, however, that for purposes of any Terms Agreement, all references in this Agreement to “you” or “the Agents” shall be deemed to refer only to the Agent or Agents that are a party to such Terms Agreement. Each Terms Agreement shall specify the principal amount of Securities to be purchased by you pursuant thereto, the price to be paid to the Company for such Securities, the initial public offering price, if any, at which the Securities are proposed to be reoffered, and the time of delivery of and payment for such Securities and such

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other provisions as may be mutually agreed upon. Such Terms Agreement shall also specify any requirements for officers’ certificates, opinions of counsel and letters from PricewaterhouseCoopers LLP (or another nationally recognized firm of independent public accountants) pursuant to Sections 5 and 6 hereof. Each purchase of the Securities shall be (i) at a discount from the principal amount of such Securities as agreed between the Company and such Agent or (ii) as otherwise agreed between the Company and such Agent.

For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Procedures (as defined below) unless the Company and the relevant Agent(s) shall otherwise agree.

Subject to the provisions of any applicable Terms Agreement, Securities purchased by an Agent as principal may be resold by such Agent to one or more investors or other purchasers at fixed offering prices or at varying prices related to prevailing market prices at the time of such resale, as determined by such Agent. In addition, such Agent may offer the Securities it has purchased as principal to other dealers.

If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Securities from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Securities which it or they are obligated to purchase (the “Defaulted Securities”), then the nondefaulting Agents shall have the right, within twenty-four (24) hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such twenty-four (24) hour period, then:

(i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligations bear to the purchase obligations of all nondefaulting Agents; or

(ii) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the rights to postpone the Settlement Date for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

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(c) Procedures; Settlement. Administrative procedures with respect to the sale of Securities shall be set forth in an exhibit to the Officers’ Certificate and Company Orders relating to such Securities, each as delivered by the Company on the date hereof, as agreed to between the Company and the Agents (the “Procedures”). You and the Company agree to perform on and after the Closing Time the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The time of delivery of and payment for Securities, whether pursuant to a Terms Agreement or other agreement to purchase Securities as principal or pursuant to another purchaser’s offer to purchase Securities solicited by you in your capacity as agent for the Company, is hereinafter referred to as the “Settlement Date” for such Securities.

(d) Non-U.S. Dollar-Denominated Securities. You agree, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver such Security in, or to residents of, the country issuing such currency (or, if such Security is denominated in a composite currency, in any country issuing a currency comprising a portion of such composite currency), except as permitted by applicable law.

(e) Delivery. The documents initially required to be delivered by Section 5 hereof shall be delivered at the offices of Sidley Austin LLP, 787 7th Avenue, New York, New York 10019 on the date hereof, or at such other time as you and the Company may agree upon in writing (the “Closing Time”).

SECTION 3. Covenants of the Company. The Company covenants with you as follows:

(a) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of the counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, or if at any time following issuance of an Issuer Free Writing Prospectus, any event shall occur or condition exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, prompt notice thereof shall be given, and confirmed in writing, to you to cease the solicitation of offers to purchase the Securities in your capacity as agent for the Company and to cease sales of any Securities you may then own as principal pursuant to a Terms Agreement or otherwise, and, if requested by you, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement, omission or conflict or to make the Registration Statement, the Prospectus or the Issuer Free Writing Prospectus comply with such requirements.

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(b) On the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three (3) quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall post to its website or furnish such information to you, confirmed in writing upon request, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference summary financial information with respect to the results of operations of the Company for the period between the end of the preceding fiscal year and the end of such quarter or for such fiscal year, as the case may be, and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the 1933 Act or the 1933 Act Regulations; provided, however, that if on the date of such release you shall have suspended solicitation of purchases of the Securities in your capacity as agent for the Company pursuant to a request from the Company, and shall not then hold any Securities as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of purchases of the Securities should be resumed or shall subsequently enter into a new Terms Agreement with you.

(c) On the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations; provided, however, that if on the date of such release you shall have suspended solicitation of purchases of the Securities in your capacity as agent for the Company pursuant to a request from the Company, and shall not then hold any Securities as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of purchases of the Securities should be resumed or shall subsequently enter into a new Terms Agreement with you.

(d) The Company will: (i) prepare the Pricing Supplement in relation to the applicable Securities in a form approved by the Agents and file such Pricing Supplement pursuant to Rule 424(b) under the 1933 Act in the manner and within the time period required by Rule 424(b); (ii) if agreed between the Company and the Agents, prepare a final term sheet (a “Term Sheet”), containing solely a description of the offered Securities, in a form approved by you and to file such Term Sheet pursuant to Rule 433(d) within the time period specified therein; (iii) file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d); and (iv) make no further amendment or any supplement to the Registration Statement or Prospectus after the date referred to in Section 6(a) hereof relating to such offered Securities and prior to the applicable Settlement Date for such offered Securities which is not consented to by the Agents after reasonable notice thereof (such consent not to be unreasonably withheld).

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(e) The Company represents and agrees that, unless it obtains the prior consent of the Agents, and each Agent represents and agrees that, unless it obtains the prior consent of the Company and the other Agents, it has not made and will not make any offer relating to any issue of Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that consent shall have been deemed to have been given with respect to a free writing prospectus containing the information contained in the Term Sheet prepared and filed pursuant to Section 3(d) hereto. Any such free writing prospectus consented to by the Company and the Agents is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding anything to the contrary contained herein, the Company and the Agents consent to the use by the Agents of one or more term sheets relating to the Securities containing either the information describing the preliminary terms of the Securities or their offering or the information included in the applicable Pricing Supplement (or a Term Sheet (as defined in Section 3(d)) and other customary information that is not “issuer information,” as defined in Rule 433; provided that such term sheet shall not be treated as an Issuer Free Writing Prospectus.

(f) The Company will make generally available to its security holders (as defined in Rule 158), as soon as practicable, but not later than forty-five (45) days after the close of each of the first three (3) fiscal quarters of each fiscal year and ninety (90) days after the close of each fiscal year, earnings statements (in a form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve (12) month period beginning not later than the first day of the fiscal quarter next following the effective date of the Registration Statement with respect to each sale of Securities; provided that the Company may make such earnings statements generally available by filing quarterly and annual reports with the Commission as may be required by the 1934 Act.

(g) The Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment to the Registration Statement or prospectus supplement not relating to the Securities or an amendment or supplement providing solely for the interest rates, redemption provisions, maturities or other terms of the Securities or other information contemplated by the Prospectus or required by the 1933 Act or the 1933 Act Regulations to be filed in a Pricing Supplement or an amendment or supplement effected by the filing of a document with the Commission pursuant to the 1934 Act). The Company will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, will not file any such amendment or supplement or other documents in a form to which you or your counsel shall reasonably object and, if requested, will furnish you with copies of documents filed pursuant to the 1934 Act promptly upon request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to you to the extent such document is available on EDGAR.

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(h) The Company will notify you as promptly as practicable (i) of the filing and effectiveness of any amendment to the Registration Statement (other than a prospectus supplement not relating to the Securities or an amendment or supplement providing solely for the interest rates, redemption provisions, maturities or other terms of the Securities or other information contemplated by the Prospectus or required by the 1933 Act or 1933 Act Regulations to be filed in a Pricing Supplement or an amendment or supplement effected by the filing of a document with the commission pursuant to the 1934 Act), (ii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or any document filed pursuant to the 1934 Act that is incorporated by reference in the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of initiation of any proceedings for that purpose or (v) of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation or threat of initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or suspension of qualification and, if any stop order or suspension of qualification is issued, to obtain the lifting thereof at the earliest possible moment.

(i) The Company will deliver to you, in printed, electronic or such other format as may be agreed, as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request. The Company will furnish to you as many copies of the Prospectus (as amended or supplemented), in printed, electronic or such other format as may be agreed, as you shall reasonably request so long as you are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Securities.

(j) The Company will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

(k) The Company, during the period in which the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

(l) Between the date of any Terms Agreement to which you are a party and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent (which will not be unreasonably withheld) of each Agent that is a party to such Terms Agreement (or, in the case of a syndicated issue, the book-running lead manager(s)), offer or sell, or enter into any agreement to sell, any U.S. dollar-denominated debt securities of the Company with terms otherwise substantially similar to those of the Securities which are the subject of such Terms Agreement (other than such Securities), except as may otherwise be provided in any such Terms Agreement. Between (i) the date the Company accepts an offer by any Agent to purchase Securities as principal not pursuant to a Terms Agreement and confirms in writing its agreement

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to comply with this Section 3(l) with respect to such Securities, and (ii) the Settlement Date with respect to such Securities, the Company will not, without the prior consent (which will not be unreasonably withheld) of such Agent, offer or sell, or enter into any agreement to sell, any U.S. dollar-denominated debt securities of the Company with terms otherwise substantially similar to those of the Securities purchased by such Agent as principal (other than such Securities), except as may otherwise be provided in the Company’s written confirmation to such Agent.

(m) The Company will suspend solicitation of purchases of the Securities, and will advise the Agents of such suspension, upon receiving notice from a “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the 1934 Act, of the downgrading of any rating assigned to any debt securities of the Company, or upon receiving notice of any intended or potential downgrading or any review with possible negative implications.

SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement (whether or not any sale of Securities is consummated), including: (a) the preparation and filing of the Registration Statement, the General Disclosure Package and Prospectus and all amendments and supplements thereto, (b) the preparation, issuance and delivery of the Securities, (c) the fees and disbursements of the Company’s counsel and accountants and of the Senior Note Trustee and the Subordinated Note Trustee and their counsel, (d) the qualification of the Securities under securities or “blue sky” laws in accordance with the provisions of Section 3(j) hereof, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of any “blue sky” memorandum, any “blue sky” survey and any legal investment survey, (e) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto, (f) the printing and delivery to you of copies of the Indentures and any “blue sky” memorandum, “blue sky” survey or any legal investment survey, (g) any fees charged by rating agencies for the rating of the Securities and (h) the filing fees incident to, and the fees and disbursements of counsel for the Agents in connection with, securing any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities.

The Company shall reimburse you for the reasonable fees and disbursements of your counsel in connection with the establishment and maintenance of the program contemplated by this Agreement but not any subsequent issuance of Securities. The Company shall also reimburse you for any advertising and other out-of-pocket expenses incurred with the prior approval of the Company.

SECTION 5. Conditions of Obligation. Your obligation to solicit offers to purchase the Securities in your capacity as agent of the Company and your obligation to purchase Securities as principal pursuant to any Terms Agreement or otherwise and the obligations of purchasers to purchase Securities pursuant to purchase offers solicited by you and accepted by the Company will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent’s obligation to solicit offers to purchase Securities, at the time of such solicitation, and, in the case of an Agent’s or any other purchaser’s obligation to purchase Securities, at the time the Company accepts the offer to purchase such Securities and at the applicable Settlement Date) and (in each case) to the following additional conditions precedent:

(a) At the Closing Time and at each Settlement Date with respect to any applicable Terms Agreement to which you are a party, if called for by such Terms Agreement, you shall have received:

(1) The opinion or opinions (including the 10b-5 letter), dated as of such time, of Mayer Brown LLP, counsel to the Company, in a form and substance satisfactory to you, to the effect set forth in Exhibit C.

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(3) The opinion or opinions of your counsel, relating to the validity of the Securities, the Indentures, this Agreement, such other matters as the Agent or Agents receiving such opinion may request and the Registration Statement, the General Disclosure Package and the Prospectus.

(b) At the Closing Time and at each Settlement Date with respect to any Terms Agreement to which you are a party, if called for by such Terms Agreement, you shall have received a certificate of the Chief Operating Officer, Chief Financial Officer, any Senior Executive Vice President, any Executive Vice President, or any Senior Vice President of the Company, dated as of the Closing Time and, if called for by such Terms Agreement, dated as of the Settlement Date for such transaction, in each case, to the effect (i) that there has been no downgrading, nor any notice given of any potential or intended downgrading, or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any nationally recognized statistical rating organization since the date of such Terms Agreement (if such certificate is called for by such Terms Agreement), (ii) that the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (v) that the Company, and, to the best of its knowledge, its officers and directors, are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(c) At the Closing Time, at the date of any Terms Agreement and on the applicable Settlement Date with respect to any such Terms Agreement to which you are a party, if called for by such Terms Agreement, you shall have received from PricewaterhouseCoopers LLP (or another nationally recognized firm of independent public accountants), a letter, dated as of the Closing Time or the date of such Terms Agreement, and a bring-down letter, dated as of such Settlement Date, as applicable, in a form and substance satisfactory to you, of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the General Disclosure Package and Prospectus, and confirming that they are independent accountants within the meaning of the 1933 Act and the 1934 Act and the respective applicable published rules and regulations of the SEC thereunder.

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(d) At the Closing Time and at each Settlement Date with respect to any Terms Agreement to which you are a party, if called for by such Terms Agreement, the counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be in a form and substance reasonably satisfactory to the Agents and their counsel; provided that if such actions are not reasonably satisfactory to the Agents or their counsel, the Company shall have a reasonable opportunity to cure such actions.

Your obligation to solicit offers to purchase the Securities in your capacity as agent for the Company, your obligation to purchase Securities as principal pursuant to any Terms Agreement or otherwise and the obligations of purchasers to purchase Securities pursuant to purchase offers solicited by you and accepted by the Company will be subject to the following further conditions: (i) there shall not have been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, other than as set forth in the General Disclosure Package and the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, and (ii) there shall not have occurred any outbreak or escalation of hostilities or any material change in financial markets or other calamity or crisis (including, without limitation, an act of terrorism) the effect of which is such as to make it, in your judgment (or, in the case of a syndicated issue, in the judgment of the book-running lead manager(s)), impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities, and (iii) trading in securities of the Company shall not have been suspended by the Commission or a national securities exchange, nor shall trading generally on either the Nasdaq Global Market or the New York Stock Exchange have been suspended, or minimum or maximum prices for trading of securities generally have been fixed, or maximum ranges for prices for securities (other than trading limits currently in effect and other similar trading limits) have been required, or trading otherwise materially limited, by either of said exchanges or by order of the Commission or any other governmental authority, nor shall a banking moratorium have been declared by either federal or New York authorities nor shall a banking moratorium have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Securities are denominated or payable, and (iv) there shall not have been a material disruption in commercial banking or securities settlement or clearance services in the United States, and (v) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of the applicable Terms Agreement or the date that the applicable purchase offer was presented to the Company, as the case may be, shall not have been downgraded from that date to the applicable Settlement Date nor shall any notice have been given by any such nationally recognized statistical rating organization of any intended or potential downgrading or any review for possible change that does not indicate the direction of the possible change in such rating and (vi) the Prospectus, at the time it was required to be delivered to a purchaser of the Securities, shall not have contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

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If any condition specified in this Section 5 shall not have been fulfilled, any Terms Agreement to which you are a party and any agreement to purchase Securities from the Company pursuant to a purchase offer solicited by you as agent may be terminated insofar as it applies to you (or, if terminated by the book-running lead manager of a syndicated issue, as it applies to all Agents party thereto) or to a prospective purchaser, in the case of a solicited purchase offer, by notice to the Company at any time at or prior to the Closing Time or applicable Settlement Date, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreement set forth in Sections 7 and 8 hereof, and the provisions of Sections 10 and 13 hereof shall remain in effect.

SECTION 6. Additional Covenants of the Company. The Company covenants and agrees that:

(a) Each acceptance by it of an offer for the purchase of Securities, and each sale of Securities to you (whether to you as principal or through you as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to you pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or you, as the case may be, of the relevant Securities, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to each such time).

(b) Each time that the Registration Statement, the General Disclosure Package or the Prospectus shall be amended or supplemented (other than by an amendment or supplement relating solely to the terms of the Securities or a change in the principal amount of Securities remaining to be sold or similar changes) or there is filed with the Commission any document incorporated by reference in the General Disclosure Package or the Prospectus (other than by an amendment or supplement relating solely to the terms of the Securities or a change in the principal amount of the Securities remaining to be sold or similar changes) or if the Company sells Securities to you pursuant to a Terms Agreement and such Terms Agreement so provides, the Company shall, if so requested by you or if so required by such Terms Agreement, furnish or cause to be furnished to you (or, if such certificate is being furnished pursuant to a Terms Agreement, to the Agent or Agents party thereto) forthwith a certificate in a form satisfactory to you (or, if such certificate is being furnished pursuant to a Terms Agreement, to the Agent or Agents party thereto) to the effect that the statements contained in the certificates referred to in Section 5(b) hereof which were last furnished to you are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(b), modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificates.

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(c) If the Company sells Securities to you pursuant to a Terms Agreement and such Terms Agreement so provides, the Company shall, if so required by such Terms Agreement, furnish or cause to be furnished forthwith to you (or, if such certificate is being furnished pursuant to a Terms Agreement, to the Agent or Agents party thereto) a written opinion of Mayer Brown LLP, counsel to the Company, or other counsel satisfactory to the Agents receiving such opinion, dated the date of delivery of such opinion, in a form satisfactory to the Agents receiving such opinion, of the same tenor as the opinions referred to in Sections 5(a)(1), hereof but modified, as necessary, to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing each such opinion to the Agents shall furnish to the Agent or Agents entitled to receive such opinion a letter to the effect that such Agent or Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d) If the Company sells Securities to you pursuant to a Terms Agreement and such Terms Agreement so provides, the Company shall, if so required by such Terms Agreement, cause PricewaterhouseCoopers LLP (or another nationally recognized firm of independent public accountants) forthwith to furnish you (or, if such letter is being furnished pursuant to a Terms Agreement, to the Agent or Agents party thereto) a letter, dated the date of filing of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in a form satisfactory to the Agent or Agents entitled to receive such letter, of the same tenor as the letters previously delivered pursuant to Section 5(c) hereof but modified to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement, the General Disclosure Package or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, PricewaterhouseCoopers LLP (or another nationally recognized firm of independent public accountants) may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agent or Agents entitled to receive such letter, such letter should cover such other information.

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SECTION 7. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Agent, their officers, directors, affiliates and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense, joint or several, whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, the Prospectus Supplement, the Pricing Supplement, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto), the Basic Prospectus, the Prospectus Supplement, the Pricing Supplement, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement) or any Issuer Free Writing Prospectus;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by such Agent as aforesaid) if such settlement is effected with the prior written consent of the Company; and

(iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by such Agent), as incurred, insofar as they are reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by such Agent as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.

(b) Each Agent severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Basic Prospectus, the Prospectus Supplement, the Pricing Supplement, the General Disclosure Package or the Prospectus (or any

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amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto), the Basic Prospectus, the Prospectus Supplement, the Pricing Supplement, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement) or any Issuer Free Writing Prospectus.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) hereof, counsel to the indemnified parties shall be selected by the applicable Agent(s) and, in the case of parties indemnified pursuant to Section 7(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that when more than one of the Agents is an indemnified party each such Agent shall be entitled to separate counsel (in addition to any local counsel) in each such jurisdiction to the extent such Agent may have interests conflicting with those of the other Agent or Agents because of the participation of one Agent in a transaction hereunder in which the other Agent or Agents did not participate. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 hereof is for any reason held to be unavailable in accordance with its terms, the Company and the applicable Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the applicable Agents with respect to the Securities that were the subject of the claim for indemnification in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Agents on the other. The relative benefits received by the Company on the one hand and the applicable Agents on the other shall be deemed to be in such proportion represented by the percentage that the total commissions and underwriting discounts received by the applicable Agents from such Securities bears to the total net proceeds (before deducting expenses) received by the Company from such Securities, and the Company is responsible for

24

the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the applicable Agents failed to give the notice required under Section 7(c) hereof, then the Company and the applicable Agents shall contribute to such aggregate losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the applicable Agents in connection with the statements or omissions which resulted in such liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the applicable Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the applicable Agents agree that it would not be just and equitable if contributions pursuant to this Section 8 were determined pro rata (even if the Agents were treated as one entity for such purpose) or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 8. Notwithstanding the provisions of this Section 8, the applicable Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in the second sentence of this Section 8 that were offered and sold to the public through the applicable Agents exceeds the amount of any damages that the applicable Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled under this Section 8 to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the applicable Agents within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the applicable Agents, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. In addition, in connection with an offering of Securities purchased from the Company by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 8 are several, and not joint, in proportion to the aggregate principal amount of Securities that each such Agent has agreed to purchase from the Company.

SECTION 9. Status of the Agents. In acting under this Agreement and in connection with the sale of any Securities by the Company (other than Securities sold to you as principal), you are acting solely as agent of the Company and do not assume any obligation towards or relationship of agency or trust with any purchaser of Securities. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by you and accepted by the Company but you shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Securities to a purchaser whose offer it has accepted, the Company shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to you the commission you would have received had such sale been consummated.

25

SECTION 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and indemnification and contribution agreements contained in this Agreement or any Terms Agreement or other agreement to purchase Securities as principal to which you are a party, or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or any such Terms Agreement or any such other agreement, or any investigation made by or on behalf of the Agents or any controlling person referred to in Section 7 hereof, or by or on behalf of the Company or any controlling person referred to in Section 7 hereof, and shall survive each delivery of and payment for any of the Securities.

SECTION 11. Termination. This Agreement may be terminated with respect to the participation of any party hereto for any reason at any time by such party upon the giving of thirty (30) days’ advance written notice of such termination to the other parties hereto. Any Terms Agreement or other agreement to purchase securities as principal to which you are a party shall be subject to termination pursuant to the terms set forth or incorporated by reference therein, but the termination of this Agreement shall not automatically cause the termination of any such Terms Agreement or such other agreement.

In the event of any such termination of this Agreement by any other party hereto, no other party will have any liability to such party and such party will not have any liability to any other party hereto, except that (i) you shall be entitled to any commissions earned in accordance with the third paragraph of Section 2(a) hereof, (ii) if at the time of termination (A) you shall own any of the Securities with the intention of reselling them or (B) an offer to purchase any of the Securities has been accepted by the Company but the time of delivery to the purchaser or his agent of the Securities or Securities relating thereto has not occurred, the covenants set forth in Sections 3, 5 and 6 hereof shall remain in effect until such Securities are so resold or delivered, as the case may be and (iii) the covenant set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 9, 10, 13 and 14 hereof shall remain in effect.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and effective upon receipt and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to any or all of the Agents shall be directed to the applicable address set forth on Schedule A attached hereto. Notices to the Company shall be directed to it at Truist Financial Corporation, 214 N. Tryon Street, Charlotte, North Carolina 28202, Attention: Treasurer and Corporate Funding Manager.

Each Agent hereby notifies the Company that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

26

SECTION 13. Nature of Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agent(s), on the other hand, (b) in connection with any offering of the Securities and the process leading to such transactions the Agent(s) is and has been acting solely as a principal and not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (c) the Agent(s) has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to any offering of the Securities contemplated in this Agreement or the process leading thereto (irrespective of whether the Agent(s) has advised or is currently advising the Company on other matters) and the Agent(s) has no obligation to the Company with respect to any offering of the Securities contemplated in this Agreement, except the obligations expressly set forth in this Agreement, (d) the Agent(s) and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Agent(s) has not provided any legal, accounting, regulatory or tax advice with respect to any offering of the Securities contemplated in this Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement and any Terms Agreement to which you are a party shall inure to the benefit of and be binding upon you (or, in the case of a Terms Agreement, the Agent or Agents which are a party thereto) and the Company and their respective successors and, to the extent provided in Section 5 hereof, shall inure to the benefit of any person who has agreed to purchase Securities from the Company pursuant to a purchase offer solicited by you. Nothing expressed or mentioned in this Agreement or any Terms Agreement to which you are a party is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and, to the extent provided in Section 5 hereof, any person who has agreed to purchase Securities from the Company pursuant to a purchase offer solicited by you, and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision herein or therein contained. This Agreement and any such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and, to the extent provided in Section 5 hereof, any person who has agreed to purchase Securities from the Company pursuant to a purchase offer solicited by you, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Governing Law. This Agreement and the rights and obligations of the parties created hereby shall be governed by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

SECTION 16. Additional Agents. The Company may from time to time appoint any institution as a new agent hereunder in respect of the offer or sale of Securities generally or in relation to a particular tranche of Securities only; in which event, upon such institution’s confirmation and acceptance of such appointment by delivery of an agent accession letter or a terms agreement on the terms mutually satisfactory to the Company and such institution, such institution shall become a party hereto, subject as provided below, with all the authority, rights, powers, duties and obligations of an Agent as if originally named as an Agent hereunder; provided, further, that, in the case of an institution that has become an Agent in relation to a particular tranche of Securities, following the issue of such tranche of Securities, the relevant new Agent shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such tranche of Securities.

27

SECTION 17. Counterparts. This Agreement and any Terms Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of the Distribution Agreement or Terms Agreement, and any interest and obligation in or under the Distribution Agreement or Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Distribution Agreement or Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Distribution Agreement or Terms Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Distribution Agreement or Terms Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 18: “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

28

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

Very truly yours, TRUIST FINANCIAL CORPORATION

By:	/s/ Michael B. Maguire
Name:	Michael B. Maguire
Title:	Senior Executive Vice President and Chief Financial Officer

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: TRUIST SECURITIES, INC.
By:	/s/ Robert Nordlinger
Name: Robert Nordlinger Title: Authorized Signatory

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: ACADEMY SECURITIES, INC.

By:	/s/ Michael Boyd
Name: Michael Boyd Title: Chief Compliance Officer

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: AMERIVET SECURITIES, INC.

By:	/s/ Florian Jaze
Name: Florian Jaze Title: Chief Financial Officer

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: APTO PARTNERS, LLC

By:	/s/ Juan D. Espinosa
Name: Juan D. Espinosa Title: President & CEO

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: BARCLAYS CAPITAL INC.

By:	/s/ Kenneth Chang
Name: Kenneth Chang Title: Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: BLAYLOCK VAN, LLC

By:	/s/ Eric Standifer
Name: Eric Standifer Title: President & Chief Executive Officer

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: BMO CAPITAL MARKETS CORP.

By:	/s/ Zain Leela
Name: Zain Leela Title: Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: BNP PARIBAS SECURITIES CORP.

By:	/s/ Tejus Morland
Name: Tejus Morland Title: Vice President

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: BOFA SECURITIES, INC.

By:	/s/ Anthony Aceto
Name: Anthony Aceto Title: Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: CABRERA CAPITAL MARKETS, LLC

By:	/s/ Santino Bibbo
Name: Santino Bibbo Title: Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

CASTLEOAK SECURITIES, L.P.

By:	/s/ Philip J. Ippolito
	Name:	Philip J. Ippolito
	Title:	Executive Vice President

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

CAVU SECURITIES, LLC

By:	/s/ Gregory A. Parsons
	Name:	Gregory A. Parsons
	Title:	Chairman/CEO

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Josh Warren
	Name:	Josh Warren
	Title:	Managing Director

By:	/s/ Shamit Saha
	Name:	Shamit Saha
	Title:	Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

DREXEL HAMILTON, LLC

By:	/s/ Edward W. Sanok
	Name:	Edward W. Sanok
	Title:	Chief Compliance Officer

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

GOLDMAN SACHS & CO. LLC

By:	/s/ Ali Malik
	Name:	Ali Malik
	Title:	Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

GREAT PACIFIC SECURITIES

By:	/s/ Christopher Vinck-Luna
	Name:	Christopher Vinck-Luna
	Title:	CEO

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

INDEPENDENCE POINT SECURITIES LLC

By:	/s/ Isaac Taylor
	Name:	Isaac Taylor
	Title:	Partner

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Victor A. Sack
	Name:	Victor A. Sack
	Title:	Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

LOOP CAPITAL MARKETS LLC

By:	/s/ Paul Bonaguro
Name: Paul Bonaguro
Title: Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MFR SECURITIES, INC.

By:	/s/ Clifford C. Swint
Name: Clifford C. Swint
Title: Executive Vice President

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MISCHLER FINANCIAL GROUP, INC.

By:	/s/ Doyle L. Holmes
Name: Doyle L. Holmes
Title: President

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vazquez
Name: Hector Vazquez
Title: Executive Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

PENSERRA SECURITIES LLC

By:	/s/ John Pascente
Name: John Pascente
Title: Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

PIPER SANDLER & CO.

By:	/s/ James Furey
Name: James Furey
Title: Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

R. SEELAUS & CO., LLC

By:	/s/ James Brucia
Name: James Brucia
Title: Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Julian Bynum
Name: Julian Bynum
Title: Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

RBC CAPITAL MARKETS, LLC

By:	/s/ Eric Martinez
Name: Eric Martinez
Title: Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

ROBERTS & RYAN, INC.

By:	/s/ Edward D’Alessandro
Name: Edward D’Alessandro
Title: Chief Executive Officer

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Robert W. Hong
Name: Robert W. Hong
Title: Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: SCOTIA CAPITAL (USA) INC.

By:	/s/ Michael Ravanesi
Name: Michael Ravanesi
Title: Managing Director and Head of U.S. Debt Origination

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: SIEBERT WILLIAMS SHANK & CO., LLC

By:	/s/ M. Nadine Burnett
Name: M. Nadine Burnett
Title: Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Thomas Bausano
Name: Thomas Bausano
Title: Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: TD SECURITIES (USA) LLC

By:	/s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: TIGRESS FINANCIAL PARTNERS, LLC

By:	/s/ Cynthia DiBartolo
Name: Cynthia DiBartolo
Title: CEO

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: UBS SECURITIES LLC

By:	/s/ Jay Anderson
Name: Jay Anderson
Title: Managing Director

By:	/s/ Aaron Dupere
Name: Aaron Dupere
Title: Associate Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written: WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[Signature Page to the Medium-Term Notes Distribution Agreement]

SCHEDULE A

Agent	Address for notices:

Truist Securities, Inc.	Truist Securities, Inc. 3333 Peachtree Road NE Atlanta, Georgia 30326 Attention: Investment Grade Debt Capital Markets Facsimile: (404) 926-5027

Academy Securities, Inc.	Academy Securities, Inc. 622 Third Avenue 12th Floor New York, NY 10017 Attention: Compliance Tel: (646) 736-3995 compliance@academysecurities.com

AmeriVet Securities, Inc.	AmeriVet Securities, Inc. 1155 Avenue of the Americas, 14th Floor New York, NY 10036 Attention: Michael Naidrich / Mercedes Elias. AmeriVetDealDocs@amerivetsecurities.com

Apto Partners, LLC	Apto Partners, LLC 5 Cold Hill Road South, Suite 11 Mendham, NJ 07945 Attention: Capital Markets Tel: (973) 543-6600 Facsimile: (973) 543-6602

Barclays Capital Inc.	Barclays Capital Inc. 745 7th Avenue New York, NY 10019 Telephone: (646) 834-8133 Attention: Syndicate Registration

Blaylock Van, LLC	Blaylock Van, LLC 600 Lexington Avenue, Floor 3 New York, New York 10022 Attention: Michael Bonagura Tel: (212) 715-6607 Facsimile: (212) 715-3300

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Agent	Address for notices:

BMO Capital Markets Corp.	BMO Capital Markets Corp. 151 West 42nd Street New York, NY 10036 Attention: Debt Capital Markets, with a copy to the Legal Department Tel: 1-866-864-7760

BNP Paribas Securities Corp.	BNP Paribas Securities Corp. 787 Seventh Avenue New York, NY 10019 Attn: Syndicate Desk DL.US.Syndicate.Support@us.bnpparibas.com

BofA Securities, Inc.	BofA Securities, Inc. 114 West 47th Street NY8-114-07-01 New York, NY 10036 Attention: High Grade Transaction Management/Legal Facsimile: (212) 901-7881 Email: dg.hg_ua_notices@bofa.com

Cabrera Capital Markets, LLC	Cabrera Capital Markets, LLC 227 W. Monroe St., Suite 3000 Chicago, IL 60606 Attention: Santino Bibbo, Managing Director

CastleOak Securities, L.P.	CastleOak Securities, L.P. 200 Vesey Street, 4th Floor New York, NY 10281 Attention: Philip J. Ippolito, Executive Vice President/ Head of Operations pji@castleoaklp.com

CAVU Securities, LLC	CAVU Securities 777 Third Avenue, Suite 2102 New York, NY 10017 Attention: Al Kirton, Head of Capital Markets Tel: (212) 916-3888 Fax: (212) 916-3842

Citigroup Global Markets Inc.	Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 Attention: Transaction Execution Group Tel: (212) 816-1135 Facsimile: (646) 291-5209 TEG.NewYork@citi.com

Agent	Address for notices:

Deutsche Bank Securities Inc.	Deutsche Bank Securities Inc. 1 Columbus Circle New York, NY 10019 Tel: (212) 250-6801 Attention: Debt Capital Markets Syndicate dbcapmarkets.gcnotices@list.db.com

Drexel Hamilton, LLC	Drexel Hamilton, LLC 110 E. 42nd Street, Suite 1502 New York, NY 10017 Tel: (212) 632-0400 Fax: (646) 607-3071 dcm@drexelhamilton.com

Goldman Sachs & Co. LLC	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282 Attention: Registration Department Tel: (866) 471-2526 Facsimile: (212) 902-9316

Great Pacific Securities	Great Pacific Securities 151 Kalmus Drive, Suite H8 Costa Mesa, CA 92626 Attention: Capital Markets Tel: (714) 619-3000 compliance@greatpac.com

Independence Point Securities LLC	Independence Point Securities LLC 600 5th Avenue, 8th Floor New York, NY 10020 Phone: (212) 801-1250

J.P. Morgan Securities LLC	J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179 Attention: Investment Grade Syndicate Desk Facsimile: (212) 834-6081

Agent	Address for notices:

Keefe, Bruyette & Woods, Inc.	Keefe, Bruyette & Woods, Inc. 787 Seventh Avenue New York, NY 10019 Tel: 1-800-966-1559 Facsimile: (212) 581-1592 USCapitalMarkets@kbw.com

Loop Capital Markets LLC	Loop Capital Markets LLC 111 W. Jackson Blvd., Suite 1901 Chicago, IL 60604

MFR Securities, Inc.	MFR Securities, Inc. 630 Third Avenue, Suite 1203 New York, NY 10017 Tel: (212) 416-5000 Facsimile: (212) 385-1860

Mischler Financial Group, Inc.	Mischler Financial Group, Inc. 1111 Bayside Drive, Suite 100 Corona Del Mar, CA 92625

Morgan Stanley & Co. LLC	Morgan Stanley & Co. LLC 1585 Broadway, 29th Floor New York, NY 10036 Attention: Investment Banking Division Tel: (212) 761-6691 Facsimile: (212) 507-8999

Penserra Securities LLC	Penserra Securities LLC 425 S. Financial Place, Suite 3410 Chicago, IL 60605 Attention: John Pascente Tel: (312) 586-7337

Piper Sandler & Co.	Piper Sandler & Co. 1251 Avenue of the Americas, 6th Floor New York, NY 10022 Attention: General Counsel

R. Seelaus & Co., LLC	R. Seelaus & Co., LLC 26 Main Street, Suite 300 Chatham, NJ 07928

Raymond James & Associates, Inc.	Raymond James & Associates, Inc. 320 Park Avenue, 9th Floor New York, NY 10022 Attention: Debt Capital Markets

Agent	Address for notices:

RBC Capital Markets, LLC	RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, NY 10281 Attention: DCM Transaction Management/Scott Primrose Telephone: (212) 618-7706 TMGUS@rbccm.com

Roberts & Ryan, Inc.	Roberts & Ryan, Inc. 39 Broadway, Suite 610 New York, NY 10006 Attention: Sadie Millard, Chief Administrative Officer Tel: (866) 884-9959 Facsimile: (646) 542-0739

Samuel A. Ramirez & Company, Inc.	Samuel A. Ramirez & Company, Inc. 61 Broadway, 29th Floor New York, NY 10006 Attention: Bob Hong – Managing Director Facsimile: (212) 208-4381

Scotia Capital (USA) Inc.	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, NY 10281 Attention: U.S. Debt Capital Markets Email: US.Legal@scotiabank.com; TAG@scotiabank.com

Siebert Williams Shank & Co., LLC	Siebert Williams Shank & Co., LLC 100 Wall Street, 18th Fl New York, NY 10005 Attention: Corporate Finance CorporateFinanceGroup@siebertwilliams.com

SMBC Nikko Securities America Inc.	SMBC Nikko Securities America, Inc. 277 Park Avenue, 5th Floor New York, NY 10172 Attention: Debt Capital Markets Tel: 1-888-868-6856 prospectus@smbcnikko-si.com

TD Securities (USA) LLC	TD Securities (USA) LLC 1 Vanderbilt Avenue, 11th Floor New York, NY 10017

Agent	Address for notices:

Tigress Financial Partners, LLC	Tigress Financial Partners, LLC 410 Park Avenue, 12th Floor New York, NY 10022 Attention: Cynthia DiBartolo, CEO Tel: (917) 251-8378 Facsimile: (646) 862-2908 cdibartolo@tigressfp.com

UBS Securities LLC	UBS Securities LLC 1285 Avenue of the Americas New York, NY 10019 Attention: Fixed Income Syndicate Tel: (203) 719-1088 Facsimile: (203) 719-0495

Wells Fargo Securities, LLC	Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, NC 28202 Attention: Transaction Management tmgcapitalmarkets@wellsfargo.com

EXHIBIT A

Truist Financial Corporation

(A North Carolina corporation)

Medium-Term Notes, Series I (Senior)

Medium-Term Notes, Series J (Subordinated)

FORM OF TERMS AGREEMENT

[Date]

Attention: [    ]

Re:	Distribution Agreement, dated as of January 19, 2024

The undersigned agrees to purchase the following principal amount of Securities:

Initial Public Offering Price:

[Initial]* [Interest Rate:]***

[Index Maturity:]*

[Interest Rate Basis:]*

[Maximum Interest Rate:]*

[Minimum Interest Rate:]*

[Interest Determination Dates:]*

[Interest Reset Dates:]*

Interest Payment Dates:

[Maturity Date:]

[Spread:]*

[Spread Multiplier:]*

[Interest Period:]*

[Regular Record Date (if other than the fifteenth calendar day preceding each Interest Payment Date):]*

Purchase Price: %

Settlement Date and Time:

Redemption Provisions, if any:

[Currency of denomination:]**

[Denominations:]**

[Currency of payment:]**

[Original Issue Discount Note:]

[Other provisions:]

The provisions of Sections 1, 2(b) and 2(c), 3 through 8 and 10 through 15 of the Distribution Agreement and the related definitions are hereby incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

Exceptions, if any, to Section 3(l) of the Distribution Agreement:

The Applicable Time means [a.m./p.m.] (New York City time) on .

A-1

[Documents to be delivered: The following documents referred to in the Distribution Agreement shall be delivered:

[(1)	The certificate referred to in Sections 5(b) and 6(b);]

[(2)	The opinions referred to in Sections 5(a)(1), [5(a)(3)] and 6(c);]

[(3)	The accountants’ letter referred to in Sections 5(c) and 6(d).]]

*	Applicable to Floating Rate Notes only.
**	Applicable to Foreign Currency Notes only.
***	Applicable to Fixed Rate Notes only.

[AGENT]

By:
Name: Title:

Accepted: [Date]

TRUIST FINANCIAL CORPORATION

By:
Name: Title:

A-2

EXHIBIT B

FORM OF SYNDICATED TERMS AGREEMENT

[Date]

To: The Purchasing Agents Listed on Annex 1 Hereto

c/o

(the “Lead Agent(s)”)

Re: Distribution Agreement, dated as of January 19, 2024

Ladies and Gentlemen:

Subject to the terms and conditions of the Distribution Agreement, dated as of January 19, 2024 (the “Distribution Agreement”), between Truist Financial Corporation (the “Issuer”) and the agents listed on Schedule A thereto concerning the sale of Securities to be issued by the Issuer, as amended or supplemented, the agents named in Annex 1 hereto (the “Purchasing Agents”, and together with the agents listed on Schedule A to the Distribution Agreement, the “Agents”) agree to purchase, severally and not jointly, on a syndicated basis the Securities due of the Issuer (the “Securities”), described in the [Pricing Supplement/Term Sheet] attached as Annex 2 hereto, on the terms set forth in such [Pricing Supplement/Term Sheet] and on the terms set forth below. All provisions contained in the Distribution Agreement attached as Annex [    ] hereto are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Syndicated Underwriting Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, all terms used herein have the meanings given to them in the Distribution Agreement; provided that the term “General Disclosure Package” when used in the Distribution Agreement shall mean, collectively, the Basic Prospectus, the Prospectus Supplement, [the Preliminary Pricing Supplement attached as Annex [3] hereto and the Pricing Term Sheet attached as Annex [4] hereto].

1.

Subject to the terms and conditions of the Distribution Agreement and this Agreement, the Issuer hereby agrees to issue the Securities, and each of the Purchasing Agents agrees, severally and not jointly, to purchase the Securities at the purchase price of per Security (being equal to the issue price of % of the principal amount less a management and underwriting fee of % of the principal amount and a selling concession of % of the principal amount) the number of Securities set forth opposite the name of such Purchasing Agent in Annex [1] hereto.

2.	The Applicable Time means [a.m./p.m.] (New York City time) on .

3.

The purchase price specified above will be paid by the book-running lead manager(s) (the “Lead Agent(s)”) on behalf of the Purchasing Agents by wire transfer in immediately available funds to the Issuer at (New York City time) on , 20 or at such other time and/or date as the Issuer and the Lead Agent(s) on behalf of the Agents may agree (the “Settlement Time”) against delivery of the Securities to or upon your order in the manner contemplated in the Distribution Agreement.

4.

The Purchasing Agents’ obligations hereunder are subject to the satisfaction of the following conditions: (a) the Purchasing Agents shall have received [(i) opinions of counsel described in Section 5(a) of the Distribution Agreement, dated as of the Settlement Time,] (ii) the officer’s certificates described in Section 5(b) of the Distribution Agreement, dated as of the Settlement Time; [(iii) “comfort letters” described in Section 5(c) of the Distribution Agreement, dated as of the date hereof and as of the Settlement Time,]; (b) since the date of this Agreement, there shall not have occurred, in the reasonable opinion of the Agents, a change in international financial, political or economic conditions or currency exchange rates or exchange controls as would be likely to prejudice materially the sale by the Purchasing Agents of the Securities; and (c) the Purchasing Agents shall have received such other opinions, certificates and documents as may be agreed by the Issuer and the Agents on or prior to the date of this Agreement.

5.

The Issuer hereby appoints each Purchasing Agent party hereto which is not a party to the Distribution Agreement (each a “New Agent”) as an Agent under the Distribution Agreement solely for the purposes of the issue of the Securities (the “Issue”), pursuant to the Distribution Agreement. Each such New Agent shall be vested, in relation to the Issue, with all authority, rights, powers, duties and obligations of an Agent purchasing Securities pursuant to the Distribution Agreement, as if originally named as an Agent under the Distribution Agreement.

In consideration of the Issuer appointing each New Agent as an Agent with respect to the Issue, each New Agent hereby undertakes for the benefit of the Issuer and each of the other Purchasing Agents, that, in relation to the Issue it will perform and comply with all of the duties and obligations expressed to be assumed by an Agent under the Distribution Agreement, a copy of which it acknowledges it has received.

Each New Agent acknowledges that such appointment is limited to the Issue and is not for any other issue of Securities of the Issuer pursuant to the Distribution Agreement and that such appointment will terminate upon issue of the Securities comprising the Issue but without prejudice to any rights, duties or obligations which have arisen prior to such termination.

For the purposes hereof, the notice details of each New Agent are as follows (insert name, address, telephone, telecopy and attention):

[insert notice details]

6.

The provisions of Section 2(b) of the Distribution Agreement related to Defaulted Securities and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein. As used herein, the term “Agent” includes any person substituted for or added as an Agent under this Section 6.

This Agreement is a Syndicated Terms Agreement referred to in the Distribution Agreement and shall be governed by and construed in accordance with the law of the State of New York.

Very truly yours,

[Purchasing Agents] [New Agents]

By:
Name: Title:

Accepted: [Date]

TRUIST FINANCIAL CORPORATION

By:
Name: Title:

ANNEX 1

Agent	PRINCIPAL AMOUNT OF SECURITIES

TOTAL:

ANNEX 2

[ATTACH PRICING SUPPLEMENT/TERM SHEET]

Exhibit C

Form of Mayer Brown LLP Opinion